Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-203083, No. 333-194898, No. 333-191194, and No. 333-184716) of Restoration Hardware Holdings, Inc. of our report dated March 30, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 30, 2016